      As filed with the Securities and Exchange Commission on July 16, 1997

                                                                 File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ----------------------

                         ALLMERICA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                          04-3263626
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                    Identification Number)

                            ----------------------

                              440 Lincoln Street
                        Worcester, Massachusetts 01653
                                (508) 855-1000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ----------------------

      Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock
                                Incentive Plan

         Allmerica Financial Corporation Long-Term Stock Incentive Plan

                            (Full title of each plan)

                            -------------------------
                               JOHN F. KELLY, ESQ.
                               440 Lincoln Street
                         Worcester, Massachusetts 01653
                                 (508) 855-1000
                        (Name and address, including zip
                   code, and telephone number, including area
                    code, of agent for service of process for
                                   registrant)

                            -------------------------

                                 With copies to:

                            LAUREN I. NORTON, ESQ.
                                 Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110
                                (617) 951-7000

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------

Title of securities to be       Amount to be           Proposed maximum            Proposed maximum            Amount of
        registered             registered (1)      offering price per share    aggregate offering price    registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock,                    59,829 shares          $ 24.50                   $  1,465,811             $   444.19
 par value $0.01                 68,572 shares            29.75                      2,040,017                 618.19
                                  2,572 shares            31.06                         79,886                  24.21
                              2,500,000 shares            40.59 (2)                101,475,000 (2)         $30,750.00
------------------------------------------------------------------------------------------------------------------------------------

Total                         2,630,973 shares          $ 39.93 (3)               $105,060,714 (3)          $31,836.59
------------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement covers (i) 130,973 shares of Common Stock issuable upon exercise of options granted under the Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock Incentive Plan and assumed by Allmerica Financial Corporation pursuant to a merger and (ii) 2,500,000 shares of Common Stock issuable pursuant to the Allmerica Financial Corporation Long-Term Stock Incentive Plan. In addition, this Registration Statement covers an indeterminate number of additional shares of Common Stock which may be issued under such plans as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of such plans.
(2) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on July 10, 1997.
(3) Based on the weighted average of the proposed maximum offering prices per share listed above.
================================================================================
                             Exhibit Index on page 9

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Allmerica Financial Corporation (the "Company" or the "Registrant"), and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Allmerica Financial Corporation (the "Company") hereby incorporates by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996;

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (d) The description of the common stock of the Company contained in the Company's Registration Statement on Form S-1 (File No. 33-91766) which the Commission declared effective on October 10, 1995, and any amendment or report filed for the purpose of updating any such description;

         (e)    The Company's Current Reports on Form 8-K dated
                February 5, 1997, February 19, 1997, April 15, 1997, June 16,
                1997 and July 16, 1997;

         (f) The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996; and

         (g) All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

Not required.

Item 5.  Interests of Named Experts and Counsel.

The validity of the shares of Common Stock offered hereunder has been passed upon by John F. Kelly, Vice President and General Counsel of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation and By-Laws of the Company contain provisions eliminating the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Certificate of Incorporation of the Company provides for indemnification of each of the Company's directors, officers and employees to the full extent permitted by the DGCL.

         The Registrant and its subsidiaries and affiliates maintain various directors' and officers' insurance policies.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit


4.1. Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock Incentive Plan (filed as Exhibit A to the definitive Proxy Statement of Allmerica Property & Casualty Companies, Inc. (File No. 0-20668) dated March 30, 1995 and incorporated herein by reference).

4.2. Allmerica Financial Corporation Long-Term Stock Incentive Plan (filed as Exhibit A to the definitive Proxy Statement of the Registrant dated March 31, 1997 and incorporated herein by reference).

4.3             Certificate of Incorporation of the Company.*

4.4             By-Laws of the Company.*

4.5             Specimen Certificate of Common Stock.*

5.              Opinion of John F. Kelly, Vice President and General Counsel.

23.1.           Consent of Price Waterhouse LLP.

23.2. Consent of John F. Kelly, Vice President and General Counsel (contained in the opinion filed as Exhibit 5 to this registration statement).

24. Power of Attorney (included in Part II of this registration statement under the caption "Signatures").

-------------------
*Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (No. 33-91766) originally filed with the Commission on May 1, 1995.

Item 9.  Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 16th day of July, 1997.

                                                ALLMERICA FINANCIAL CORPORATION



                                                By   /s/ John F. O'Brien
                                                  ------------------------------
                                                     Name:  John F. O'Brien
                                                     Title: Chief Executive
                                                            Officer, President
                                                            and Director

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 16, 1997.

           KNOW ALL MEN BY THESE PRESENTS that each officer and director of Allmerica Financial Corporation whose signature appears below constitutes and appoints John F. O'Brien, John F. Kelly and Edward J. Parry III and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments, or any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Signature                                               Title
         ---------                                               -----
    /s/  John F. O'Brien                        Chief Executive Officer, President and Director
------------------------------------            (Principal Executive Officer)
         John F. O'Brien


    /s/  Edward J. Parry
------------------------------------             Chief Financial Officer (Principal Financial
         Edward  J. Parry                        and Accounting Officer)


    /s/  Michael P. Angelini                     Director
------------------------------------
         Michael P. Angelini


    /s/   David A. Barrett                       Director
-------------------------------------
          David A. Barrett


    /s/   Gail L. Harrison                       Director
-------------------------------------
          Gail L. Harrison

    /s/   Robert P. Henderson                    Director
-------------------------------------
          Robert P. Henderson

    /s/   J. Terrence Murray                               Director
--------------------------------------------
          J. Terrence Murray

    /s/   Robert J. Murray                                 Director
--------------------------------------------
          Robert J. Murray

    /s/   John L. Sprague                                  Director
--------------------------------------------
          John L. Sprague

    /s/   Robert G. Stachler                               Director
--------------------------------------------
          Robert G. Stachler

    /s/   Herbert M. Varnum                                Director
--------------------------------------------
          Herbert M. Varnum

    /s/   Richard M. Wall                                  Director
--------------------------------------------
          Richard M. Wall

                                 EXHIBIT INDEX


 Exhibit                                                                                                                   Page
 Number                  Title of Exhibit                                                                                  Number
 ------                  ----------------                                                                                  ------
 4.1.                    Allmerica Property & Casualty Companies, Inc. 1995 Long-Term Stock Incentive Plan (filed as
                         Exhibit A to the definitive Proxy Statement of Allmerica Property & Casualty Companies,
                         Inc. (File No. 0-20668) dated March 30, 1995 and incorporated herein by reference).

 4.2.                    Allmerica Financial Corporation Long-Term Stock Incentive Plan (filed as Exhibit A to the definitive Proxy Statement of the Company dated March
                         31, 1997 and incorporated herein by reference).

 4.3                     Certificate of Incorporation of the Company.*

 4.4                     By-Laws of the Company.*

 4.5                     Specimen Certificate of Common Stock.*

 5.                      Opinion of John F. Kelly, Vice President and General Counsel.

 23.1.                   Consent of Price Waterhouse LLP.

 23.2.                   Consent of  John F. Kelly, Vice President and General Counsel (contained in the opinion filed as Exhibit 5 to this registration statement).

 24.                     Power of Attorney (included in Part II of this registration statement under the caption
                         "Signatures").

-------------------
*Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (No. 33-91766) originally filed with the Commission on May 1, 1995.